Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 (No. 333-162018) of our report dated September 18, 2009, relating to the consolidated financial statements of HF Financial Corp., which are incorporated by reference into this Amendment No. 2 to Registration Statement and the related prospectus. We also consent to the reference to us under the heading “Experts” in such Amendment No. 2 to Registration Statement and the related prospectus.

Sioux Falls, South Dakota
November 17, 2009

PEOPLE. PRINCIPLES. POSSIBILITIES.

www.eidebailly.com

200 E. 10th St., Ste. 500 • P.O. Box 5125 • Sioux Falls, SD 57117-5125 • Phone 605.339.1999 • Fax 605.339.1306 • EOE